Sub-Item 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory contracts

Amendment, dated May 18, 2017, to the Investment Advisory
Agreement between Penn Series Funds, Inc. and Penn Mutual Asset
Management, LLC ("PMAM"), dated May 1, 2000, as amended, reflecting a reduction in the advisory fee paid to PMAM for its services on behalf of the Emerging Markets Equity Fund, is filed herewith as Exhibit 77Q1(e)(i).

Amendment, dated May 18, 2017, to the Investment Sub-Advisory Agreement between PMAM and Morgan Stanley Investment Management Inc. ("MSIM Inc."), dated May 1, 2010, as amended, reflecting a reduction in the sub-advisory fee paid to MSIM Inc. for its services on behalf of the Emerging Markets Equity Fund, is filed herewith as Exhibit 77Q1(e)(ii).

Form of Investment Sub-Advisory Agreement dated May 30, 2017, between PMAM and Janus Capital Management, LLC, with respect to the Small Cap Growth Fund, is incorporated herein by reference to Exhibit (d)(11)(iii) of Post-Effective Amendment No. 82 to the Registrant's Registration Statement on Form N-1A (File Nos. 2-77284 and 811-03459), as filed with the SEC via EDGAR (Accession No. 0001193125-17-141969) on April 27, 2017.